UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

September 16, 2022

Date of Report (Date of earliest event reported)

MAIA Biotechnology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41455	83-1495913
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

444 West Lake Street, Suite 1700 Chicago, IL	60606
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 416-8592

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MAIA	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 16, 2022, MAIA Biotechnology, Inc. (the “Company”) entered into employment agreements with certain of its executive officers, including Dr. Vlad Vitoc, Chairman of the Board of Directors and Chief Executive Officer, Dr. Mihail Obrocea, Chief Medical Officer, Dr. Sergei Gryaznov, Chief Scientific Officer, and Mr. Joseph McGuire, Chief Financial Officer, amending the terms of the existing employment agreements with these executive officers as summarized below.

Employment Agreement with Vlad Vitoc

Under the terms of Dr. Vitoc’s employment agreement, Dr. Vitoc is entitled to an annual base salary of $473,000, an increase from $430,000 under his prior employment agreement. Dr. Vitoc is eligible to receive a discretionary annual cash bonus of up to 50% of his then-current base salary based on the attainment of individual performance objectives, corporate goals and milestone achievements established by the board of directors. Dr. Vitoc is also eligible for a discretionary annual performance incentive options award based on the attainment of individual performance objectives, corporate goals and milestone achievements established by the board of directors for the previous performance year. Dr. Vitoc is eligible to participate in regular health insurance and other employee benefit plans as established by the Company, as well as reimbursement of reasonable expenses incurred in the performance of services to the Company.

The employment agreement also provides for severance payments and benefits upon termination by the Company without Cause (as defined below), or by Dr. Vitoc for Good Reason (as defined below): (i) payment of his then-current base salary for a period of 12 months following termination; (ii) acceleration of unvested equity awards that would have vested during the 12 months following the date of termination; and (iii) continued coverage under the Company’s group health insurance plan with the cost of such coverage shared in the same relative proportion by the Company and Dr. Vitoc as in effect on his last day of employment until the earlier of 12 months from termination or the date Dr. Vitoc becomes eligible for medical benefits with another employer. Further, the agreement provides that upon termination by the Company without Cause or by Dr. Vitoc for Good Reason within a period of 180 days following a Change of Control (as defined below), Dr. Vitoc will be entitled to receive: (i) a lump sum payment equal to 18 months of his then-current base salary; (ii) a lump sum payment equal to 1.5 times the target bonus for the year of termination; (iii) acceleration of all unvested equity awards as of the date of termination; and (iv) continued coverage under the Company’s group health insurance plan with the cost of such coverage shared in the same relative proportion by the Company and Dr. Vitoc as in effect on his last day of employment until the earlier of 18 months from termination or the date Dr. Vitoc becomes eligible for medical benefits with another employer. Payment in each case is subject to Dr. Vitoc’s execution of a release satisfactory to the Company following such termination.

In addition, in consideration of the payments and benefits provided under his employment agreement, Dr. Vitoc has agreed to certain invention assignment, confidentiality and other restrictive covenants, including, among other things, non-competition and non-solicitation provisions that apply during the term of Dr. Vitoc’s employment and for 12 months thereafter.

“Cause” means the executive’s: (i) willful misconduct with respect to the Company, which causes material harm to the Company or its reputation; (ii) continuing failure to materially perform executive’s essential job duties (other than upon a Disability), provided that executive’s failure to achieve Company operating goals by itself, will not constitute a basis for Cause if executive attempts in good faith to meet such operating goals; (iii) refusal to follow a lawful directive of the Board that is materially related to and reasonably consistent with the provisions of the agreement; (iv) material failure to comply with the Company’s Code of Business Conduct and Ethics and material policies; (v) act of fraud with respect to the Company or willful and knowing misappropriation of Company property; (vi) commission of any felony or any crime involving moral turpitude; or (vii) material breach of any material term of the agreement or of any separate proprietary information and invention assignment agreement between executive and the Company, provided, however, that, in the event of conduct described in clauses (i), (ii), (iii) or (iv) that is reasonably capable of being cured, Cause shall exist only if the Company provides written notice to executive within sixty (60) days following the initial occurrence of such event giving rise to Cause reasonably detailing such grounds for Cause and executive fails to cure such grounds for Cause to the reasonable satisfaction of the Company within thirty (30) business days after delivery to executive of such written notice. executive’s date of termination in the event executive’s employment is terminated for Cause shall be the date on which executive is given notice of termination, except, if a notice period is required, executive’s date of termination shall be upon the expiration of said notice period if executive fails to previously cure the grounds giving rise to Cause.

“Good Reason” means (i) any action or inaction that constitutes a material breach by the Company of the employment agreement or the indemnification agreement between the Company and executive; (ii) any change in executive’s title or reporting line or a reduction in authority or duties of employment; or (iii) the Company no longer permits full-time remote working; provided, in each case, executive has provided the Company with written notice reasonably detailing such grounds for Good Reason within ninety (90) days after the occurrence thereof, and the Company fails to cure such grounds for Good Reason within thirty (30) days after delivery to it of such written notice.

“Change of Control” means (i) the sale, lease, exclusive license or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company or (ii) the consummation of any merger, consolidation, sale of stock of the Company or other transaction or series of related transactions pursuant to which the direct or indirect stockholders of the Company immediately prior to the consummation of such merger, consolidation, sale or other transaction or series of related transactions do not, immediately following such consummation, directly or indirectly own a majority of the outstanding equity interests in the entity resulting from or surviving such merger, consolidation, sale or other transaction or series of related transactions.

Employment Agreement with Mihail Obrocea

Under the terms of Dr. Obrocea’s employment agreement, Dr. Obrocea is entitled to an annual base salary of $418,000, an increase from $380,000 under his prior employment agreement. Dr. Obrocea is eligible to receive a discretionary annual cash bonus of up to 40% of his then-current base salary based on the attainment of individual performance objectives, corporate goals and milestone achievements established by the board of directors for the previous performance year. The remainder of the terms of the employment agreement are substantially the same as the terms of Dr. Vitoc’s employment agreement summarized above, which terms are incorporated by reference herein.

Employment Agreement with Sergei Gryaznov

Under the terms of Dr. Gryaznov’s employment agreement, Dr. Gryaznov is entitled to an annual base salary of $363,000, an increase from $330,000 under his prior employment agreement. Dr. Gryaznov is eligible to receive a discretionary annual cash bonus of up to 40% of his then-current base salary based on the attainment of individual performance objectives, corporate goals and milestone achievements established by the board of directors for the previous performance year. The remainder of the terms of the employment agreement are substantially the same as the terms of Dr. Vitoc’s employment agreement summarized above, which terms are incorporated by reference herein.

Employment Agreement with Joseph McGuire

Under the terms of Mr. McGuire’s employment agreement, Mr. McGuire is entitled to an annual base salary of $330,000, an increase from $300,000 under his prior employment agreement. Mr. McGuire is eligible to receive a discretionary annual cash bonus of up to 40% of his then-current base salary based on the attainment of individual performance objectives, corporate goals and milestone achievements established by the board of directors for the previous performance year. The remainder of the terms of the employment agreement are substantially the same as the terms of Dr. Vitoc’s employment agreement summarized above, which terms are incorporated by reference herein.

The summaries above of Dr. Vitoc’s employment agreement, Dr. Obrocea’s employment agreement, Dr. Gryaznov’s employment agreement and Mr. McGuire’s employment agreement are qualified in their entirety by reference to the respective agreements, copies of which are attached hereto as Exhibit 10.1, Exhibit 10.2. Exhibit 10.3 and Exhibit 10.4, respectively, and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description
10.1	Employment Agreement, dated as of September 16, 2022, between the Company and Vlad Vitoc.
10.2	Employment Agreement, dated as of September 16, 2022, between the Company and Mihail Obrocea.
10.3	Employment Agreement, dated as of September 16, 2022, between the Company and Sergei Gryaznov.
10.4	Employment Agreement, dated as of September 16, 2022, between the Company and Joseph McGuire.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 21, 2022

MAIA BIOTECHNOLOGY, INC.

By:	/s/ Vlad Vitoc
Name:	Vlad Vitoc
Title:	Chief Executive Officer